Consent of Ernst & Young LLP, Independent Registered Public
Accounting Firm


We consent to the references to our firm
 under the caption "Financial Highlights" in the
Prospectus and "Independent Registered Public
Accounting Firm" in the Statement of
Additional Information in Post-Effective Amendment
 Number 23 to the Registration
Statement (Form N-1A, No. 33-54445) of Federated
Institutional Trust, and to the

incorporation by reference of our report dated
 December 10, 2004 on Federated
Institutional High Yield Bond Fund (one of the
 portfolios comprising Federated
Institutional Trust) included in the Annual
 Report to Shareholders for the fiscal year ended October 31, 2004.



								ERNST & YOUNG LLP


Boston, Massachusetts
December 27, 2004